     Exhibit 99.1

Risk Factors

RISKS RELATED TO OUR BECOMING A BANK HOLDING COMPANY

Although the Board of Governors of the Federal Reserve System (the “Federal Reserve”) has informed GMAC LLC (“our”, “we,” “us,” or “GMAC”) what actions we are required to take to become a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), the Federal Reserve or other regulatory authorities may modify or impose additional requirements on us prior to approving our application to become a bank holding company under the BHC Act.

     In connection with our application to become a bank holding company under the BHC Act, the Federal Reserve has informed us that it will require us to implement certain actions prior to gaining approval. These include (i) achieving a minimum amount of outstanding total regulatory capital of $30 billion, including approximately $2 billion of new capital from third parties or existing equity holders that will qualify as Tier 1 capital under the BHC Act and be acceptable to the Federal Reserve, (ii) modifying our capital, shareholder and governance structure to be consistent with the regulatory requirements applicable to bank holding companies, (iii) obtaining all necessary banking regulatory approvals, (iv) modifying our capital funding plan and (v) certain other actions in connection therewith. However, there can be no assurance that the Federal Reserve or other regulatory authorities will not modify these requirements (such as by, for example, increasing the required amount of regulatory capital) or impose additional requirements on us. Certain of these potential actions could require us to obtain the consent of third parties and such third parties may be unwilling to give such required consents. Further, completion of GMAC’s private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries’ (other than ResCap) outstanding notes and the Federal Reserve’s approval of our bank holding company application are each complicated processes that involve factors beyond our control and no assurance can be given that we will be able to synchronize them. There can also be no assurance that we will be successful in our efforts to complete any of the foregoing actions or any modified or additional actions the Federal Reserve or other regulatory authorities may require of us or that, regardless of whether such measures are successfully completed, our application to become a bank holding company under the BHC Act will be approved.

RISKS RELATED TO OUR BUSINESS

Our business and the businesses of our subsidiaries, including ResCap, require substantial capital, and continued disruption in our funding sources and access to the capital markets could continue to have a material adverse effect on our liquidity and financial condition.

     Our liquidity and ongoing profitability are, in large part, dependent upon our timely access to capital and the costs associated with raising funds in different segments of the capital markets. We depend and will continue to depend on our ability to access diversified funding alternatives to meet future cash flow requirements and to continue to fund our operations. Our funding strategy and liquidity position have been significantly adversely affected by the ongoing stress in the credit markets that began in the middle of 2007 and reached unprecedented levels during recent months. The capital markets remain highly volatile and access to liquidity has been significantly reduced. These conditions, in addition to the reduction in our credit ratings, have resulted in increased borrowing costs and our inability to access the unsecured debt markets in a cost-effective manner. This has resulted in an increased reliance on asset-backed and other secured sources of funding. Based on existing asset availability and eligibility criteria, we currently have available approximately $500 million of capacity under our secured credit lines. However, we have the ability to significantly increase the amount of available capacity based on future asset origination and availability. Some of these facilities have not been renewed placing additional pressure on our liquidity position. See our Form 10-Q for the period ending September 30, 2008 for additional information regarding such facilities. Our inability to renew the remaining loans and facilities as they mature would have a further negative impact on our liquidity position. We also have significant maturities of unsecured debt each year. Approximately $1.8 billion of our outstanding unsecured debt matures in the fourth quarter of 2008, $12.8 billion matures in 2009 and $8.8 billion matures in 2010. In addition, as of September 30, 2008, we have approximately $38.7 billion of outstanding unsecured debt (including $14.6 billion of Smart Notes and $3.9 billion of Demand Notes, although the amount of outstanding Demand Notes has significantly declined since September 30, 2008) which is not subject to the offers. In order to retire these instruments, we either will need to refinance this debt, which will be very difficult should the current volatility in the credit markets continue or worsens, or generate sufficient cash to retire the debt. In addition, if the offers are completed and GMAC’s applications to become a bank holding company under the BHC Act and/or to participate in the Capital Purchase Program are not approved, as a result of cash outflows associated with the offers and otherwise, GMAC may be required to execute asset sales or other liquidity generating actions over and above its normal finance activities to provide additional working capital and repay debt as it matures and its inability to do so would have a material adverse effect on its business, results of operations and financial position (including its ability to meet debt maturities in 2009).

     On November 25, 2008, certain asset backed securities owned by NCAT were downgraded by Moody’s and S&P. As a result of such downgrade, under the terms of NCAT’s liquidity facility documents, a cure period is provided during which GMAC, as administrator of NCAT, may work with Moody’s and S&P to take steps to secure a ratings upgrade for the downgraded securities. If such upgrade is not achieved by December 24, 2008, although NCAT would continue to be able to issue commercial paper, it would be unable to use the proceeds of such issuances to purchase additional asset backed securities (or increase the principal amount of any revolving asset backed securities it currently owns), which would result in an orderly wind-down of NCAT’s operations absent the taking of any further action. Although GMAC has entered into discussions with Moody’s and S&P to “cure” the effect of the downgrade, GMAC believes it is unlikely that GMAC would be able to reach a satisfactory resolution by December 24, 2008. Therefore, if GMAC is unable to obtain an extension from the liquidity banks, NCAT would most likely begin winding down its operations on December 26, 2008 and would no longer be a funding source for GMAC’s newly originated financial assets. There can be no assurances that even if GMAC obtains the requested extension it would be able to reach a satisfactory resolution with Moody’s and S&P by January 23, 2009, in which case (absent another extension) NCAT would begin winding down its operations on January 26, 2009 and would no longer be a funding source for GMAC’s newly originated financial assets. Any such winding down of NCAT would also result in a wind down of a companion funding facility, TACN, and could have a material adverse effect on GMAC’s business, results of operations, liquidity and financial position.

     In addition, continued or further negative events specific to us or our 49% owner and largest customer, GM, would further adversely impact our funding sources (see “—The profitability and financial condition of our operations are heavily dependent upon the performance, operations and prospects of GM”). Furthermore, we have recently provided a significant amount of funding to ResCap, and may provide additional funding to ResCap in the future; as a result, any negative events with respect to ResCap could serve as a drain on our financial resources and have a material adverse effect on our liquidity and consolidated financial position. We have not made, and are not making, any commitment to continue to fund ResCap or to forgive ResCap debt and are not subject to any contractual obligation to do so.

     ResCap’s liquidity has also been significantly impaired, and may be further impaired, due to circumstances beyond our control, such as adverse changes in the economy and general market conditions. ResCap’s November 17, 2008 interest payment on certain of its outstanding indebtedness was made only after GMAC’s determination to provide ResCap the support described under “Summary—Liquidity and Capital Resources.” As of September 30, 2008, the borrowing base of the $3.5 billion senior secured credit facility with GMAC allowed for total borrowings of $3.0 billion and ResCap had approximately $2.9 billion outstanding thereunder (including $750 million first loss participation of GM and Cerberus). Continued deterioration in ResCap’s business performance could further limit, and recent reductions in its credit ratings have limited, ResCap’s ability to access the capital markets on favorable terms. During recent volatile times in the capital and secondary markets, especially since August 2007, access to aggregation and other forms of financing, as well as access to securitization and secondary markets for the sale of ResCap’s loans, has been severely constricted. Furthermore, ResCap’s access to capital has been negatively impacted by declines in the market value of our mortgage products and in the willingness of market participants to provide liquidity for such products.